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                                                                      Exhibit 21

                  Subsidiaries of Insurance Auto Auctions, Inc.

                                                           Jurisdiction
                  Name                                   of Incorporation
                  ----                                   ----------------
Insurance Auto Auctions Corp. (wholly owned)                  Delaware